Exhibit 10.18

THIS PROMISSORY NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED AND MAY NOT BE OFFERED OR SOLD UNLESS REGISTERED UNDER THAT ACT OR AN EXEMPTION FROM REGISTRATION UNDER THAT ACT IS AVAILABLE.

PROMISSORY NOTE

$ 50,000.00

Boca Raton, Florida

November 24, 2015

FOR VALUE RECEIVED, the undersigned, Cleartronic, Inc., a Florida corporation (the “Obligor”), promises to pay to the order of Marc Moore (said party and any subsequent holders hereinafter being collectively called the “Holder”) at 8000 North Federal Highway, Suite 100, Boca Raton, Florida (or at such other place in the Palm Beach County, Florida as the Holder may designate) the sum of $ 50,000.00 (the “Principal Amount”).

The Principal Amount and any then accrued and unpaid interest shall be due (the “Due Date”) on December 31, 2016.

This Promissory Note shall bear interest at the rate of 8% per annum on the unpaid Principal Amount and such interest shall be payable on December 31, 2016.

This Promissory Note may be prepaid without penalty at any time.

1.

Default.  The happening of any of the following events shall constitute a default hereunder:

(a)

Failure of Obligor to pay in full the Principal Amount when it becomes due’

(b)

Fifteen days after the Holder correctly gives notice to the Obligor to the effect that  any interest payment required to be made under this Promissory Note has not been paid in full and such payment is not thereafter made within such fifteen day period.

(c)

The Obligor becomes bankrupt, insolvent or if any bankruptcy (voluntary or involuntary) or insolvency proceedings (as said terms “insolvent” and “insolvency proceedings” are defined in the Uniform Commercial Code of Florida) are instituted or made by or against Obligor, or if application is made for the appointment for a receiver for the Obligor or for any of the assets of any Obligor, or an assignment is made for the benefit of the Obligor’s creditors.

Upon the happening of any event of default as defined herein, the Holder, at his, her or its option, may declare the entire unpaid Principal Amount to be immediately due and payable without notice or demand.  In the event of default, the then unpaid Principal

Amount shall bear interest from the time of such default at the maximum legal rate permissible.

In addition to payment of the Principal Amount, if there is a default in this Promissory Note, the Holder shall be entitled to recover from the Obligor all the Holder’s costs of collection, including the Holder’s attorneys’ fees, paralegals’ fees and legal assistants’ fees (whether incurred in connection with any judicial, bankruptcy, reorganization, administrative, appeals or other proceedings and whether such fees or expenses arise before proceedings are commenced or after entry of any judgment), and all other costs or expenses incurred in connection therewith.

2.

Waiver.  With respect to the payment hereof, the Obligor waives the following:

-

All rights of exemption of property from levy or sale under execution or the process for the collection of debts under the Constitution or laws of the United States or of any state thereof;

-

Demand, presentment, protest, notice of dishonor, suit against any party, and all other requirements necessary to charge or hold any Obligor liable hereunder; and

-

All statutory provisions and requirements for the benefit of Obligor now or hereafter in force (to the extent that same may be waived).

3.

Fees and Costs.  The Obligor agrees to pay all filing fees and taxes, and all costs of collection or securing or attempting to collect or secure the payment thereof, including attorneys’ fees, whether or not involving litigation and/or appellate proceedings.

4.

Remedies.  The Holder shall not by any act, delay, omission or otherwise be deemed to have waived any of its rights or remedies, and no waiver of any kind shall be valid, unless in writing and signed by the Holder.  All rights and remedies of the Holder shall be cumulative.  Furthermore, the Holder shall be entitled to all the rights of a holder in due course of a negotiable instrument.

5.

Governing Law.  This Promissory Note shall be governed by and construed in accordance with the laws of Florida.

6.

Enforceability.  Any provision of this Promissory Note that may be unenforceable or invalid under any law shall be ineffective to the extent of such unenforceability or invalidity without affecting the enforceability or validity of any other provision hereof.

7.

Notice.  Any notice required to be given to any person shall be deemed sufficient if mailed, postage prepaid, to such person’s address as set forth in this Promissory Note.

8.

Successors and Assigns. The provisions of this Promissory Note are binding on the assigns and successors of Obligor and shall inure to the benefit of the Holder and the Holder’s successors and assigns.  This Promissory Note is executed under the seal of the Obligor.

9.

Collection.  If this Promissory Note is not paid upon demand or according to the tenor hereof and strictly as above provided, it may be placed in the hands of an attorney at law for collection.  In such event, each party liable for payment thereof, as obligor, maker, endorser, guarantor or otherwise, hereby agrees to pay the holder hereof, in addition to the sums above stated, a reasonable attorneys’ fee, whether or not suit be initiated, which fee shall include attorneys’ fees at the trial level and on appeal, together with all costs incurred.

Notwithstanding anything to the contrary, in no event, whether by reason of advancement of the proceeds hereof, acceleration of maturity of the unpaid balance hereof, or otherwise, shall the amount taken, reserved or paid, charged or agreed to be paid, for the use, forbearance or detention of money advanced pursuant hereto or pursuant to any other document executed in connection herewith, exceed the maximum rate allowed by Florida law.  If, for any circumstances whatsoever, fulfillment of any obligation hereunder shall cause the effective rate of interest to exceed the maximum lawful rate allowed under Florida law, then, ipso facto, the obligation shall be reduced to the limit of such validity, and any amounts received by the Holder as interest that would exceed the maximum lawful rate allowed under Florida law shall be applied to the reduction of the unpaid principal balance and not the payment of interest.  If such excessive interest exceeds the unpaid principal balance, the excess shall be refunded.  In determining whether or not the interest paid or payable hereunder exceeds the maximum lawful rate, the Holder may utilize any law, rule or regulation in effect from time to time and available to the Holder.  This provision shall control every other provision of all agreements between the undersigned and Holder.

THE PROPER DOCUMENTARY STAMP TAX, IF REQUIRED, HAS BEEN PAID ON THIS PROMISSORY NOTE BY OBLIGOR.

Cleartronic, Inc.

By:

Larry M. Reid, CFO

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